Exhibit 10.4

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$12,000,000	Vista, California

_________, 20__ (“Original Issuance Date”)

FOR VALUE RECEIVED, Flux Power, Inc., a California corporation (“Company”), hereby unconditionally promises to pay to _______________ (“Holder”), the principal amount of Twelve Million Dollars ($12,000,000) or such lesser principal amount (“Principal Amount”) as Holder may have advanced to Company pursuant to the Third Amended and Restated Credit Facility Agreement, dated August 31, 2020, by and among Company, Holder and other Lenders (as defined therein) (as amended from time to time, the “Credit Facility Agreement”), together with interest thereon in accordance with the terms hereof, from the date hereof until the date on which this Amended and Restated Secured Promissory Note (the “Note”) is paid in full.

This Note is made and delivered by Company to Holder pursuant to the terms of the Credit Facility Agreement. Under the Credit Facility Agreement, Holder, at its sole discretion and along with other Lenders (as defined in the Credit Facility Agreement), agreed to advance funds up to a maximum of Twelve Million Dollars ($12,000,000) to Company, from time to time, to be used by Company to purchase inventory and related operational support expenses. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Credit Facility Agreement. Pursuant to the Credit Facility Agreement, this Note supersedes in its entirety the Secured Promissory Note issued to Holder, in its entirety as amended thereafter from time to time in connection with the LOC (the “Original Note”).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECOND AMENDED AND RESTATED SECURITY AGREEMENT (AS AMENDED FROM TIME TO TIME, THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF HOLDER AND LENDERS. ADDITIONAL RIGHTS OF HOLDER AND THE OTHER LENDERS ARE SET FORTH IN THE SECURITY AGREEMENT.

1.       Advances. So long as there is no Event of Default (as defined below in Section 6), Holder shall at its sole discretion provide Advances hereunder so long as the total of all unpaid Advances at the time of such request does not exceed Twelve Million Dollars ($12,000,000) (the “Maximum Amount”). If, at any time or for any reason, the amount of Advances pursuant to the Notes owed by Company to Lenders exceeds the Maximum Amount, Company shall immediately pay to Lenders, based on the Lender’s Pro Rata Percentage, in cash, the amount of such excess. For the purpose of this Note, “Pro Rata Percentage” shall mean such Lender’s interest in the LOC equal to the amount of all Advances made by such Lender divided by the aggregate amount of all Advances made by the Lenders.

2.       Terms of the Secured Promissory Note.

(a)       Interest Rate. Interest on the then outstanding Principal Amount of this Note shall accrue at a rate per annum equal to fifteen percent (15%), beginning on the date of each Advance (the “Advance Date”). All interest shall be calculated on the basis of the actual daily balances of Principal Amount outstanding for the exact number of days elapsed, using a year of three hundred sixty (360) days.

(b)       Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) September 30, 2021, unless extended pursuant to the terms of this Note (the “Maturity Date”) or (ii) when such amounts are declared due and payable by Holder upon or after the occurrence of an Event of Default (as defined below).

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3.       Voluntary Prepayment. Advances may be prepaid, in whole or in part, at any time prior to the Maturity Date without penalty.

4.       Conversion. The outstanding Principal Amount under this Note, as Holder may have advanced to Company under this Note, plus any accrued and unpaid interest (the “Obligation”), may be converted, as follows:

(a)       Definitions. As used in this Note, the following capitalized terms have the following meanings:

(i)       “Equity Securities” shall mean Flux Power Holdings, Inc. (“Issuer”) common stock, $0.001 par value per share, that is issued and sold to investors in the Offering.

(ii)       “Equity Securities Price” shall mean $4.00 per share, the cash price per share of the Equity Securities paid by purchasers in the initial closing of the private placement of Issuer on June 30, 2020.

(iii)       “Equity Securities Conversion Price” shall be equal to the Equity Securities Price (as equitably adjusted pursuant to the terms and condition of this Note).

(b)       Conversion at the Option of Holder. On or before the Maturity Date, Holder, at Holder’s option and upon five (5) days prior written notice to Issuer (“Conversion Notice”), may convert in whole or in part the outstanding Obligation into a number of shares of the Equity Securities calculated by dividing (x) the Obligation under this Note, by (y) an amount equal to the Equity Securities Conversion Price. At Issuer’s election, the issuance of such shares of the Equity Securities upon conversion of this Note shall be contingent upon execution and delivery by Holder of all necessary documents entered into by other purchasers of the Equity Securities, including without limitation a definitive purchase agreement and related documents.

(c)       Mechanics of Conversion. As promptly as practicable after the conversion of this Note, this Note shall be cancelled, and Issuer will issue and deliver to Holder a certificate or certificates representing the full number of shares of Equity Securities issuable upon such conversion (and the issuance of such certificate or certificates shall be made without charge to Holder for any issuance in respect thereof or other cost incurred by Issuer in connection with such conversion and the related issuance of shares); provided, however, if less than all of the outstanding Obligation is converted pursuant to Section 4(b), Company will additionally deliver to Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Section 4(b) and otherwise in form and substance reasonably satisfactory to Holder. No fractional shares of Equity Securities or scrip representing a fraction of a shares of the Equity Securities will be issued upon conversion, but the number of such shares issuable shall be rounded up to the nearest whole share.

(d)       Reserved Amount. Issuer agrees that until the repayment or conversion of this Note in full, Issuer will reserve from its authorized and unissued Equity Securities a sufficient number of shares, free of preemptive rights, to provide for the issuance of the shares of Equity Securities upon full conversion of this Note.

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(e)       Adjustments. If Issuer at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), its outstanding shares of Equity Securities into a greater number of shares, the conversion price in effect immediately prior to such subdivision will be proportionately reduced, and if Issuer at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Equity Securities into a smaller number of shares, the conversion price in effect immediately prior to such combination will be proportionately increased.

5.       Representations and Warranties of Holder. Holder hereby represents and warrants to Company and Issuer as follows:

(a)       Organization, Authority. If Holder is an entity, such Holder is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Holder of the Securities hereunder has been, to the extent such Holder is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Holder. This Note and the Credit Facility Agreement have been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Investment Representations. In connection with the sale and issuance of the this Note and underlying Equity Securities (“Securities”), Holder, for itself and no other Holder, makes the following representations:

(i)       Investment for Own Account. Holder is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”). Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(ii)       SEC Documents. Holder acknowledges and agrees that Issuer has made available to Holder through the SEC’s EDGAR system, true and complete copies of Issuer’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and Form 10-Q for the quarter ended March 31, 2020, and all other reports filed by Issuer pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended March 31, 2020, prior to the date hereof (collectively, the “SEC Documents”). Holder has received, read and fully understands the SEC Documents. Holder acknowledges that Holder is basing its decision to invest in the Securities on the SEC Documents, this Note and the Credit Facility Agreement, and has relied only on the information contained in said material and has not relied upon any representations made by any other person. Holder recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents entitled “RISK FACTORS.”

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(iii)       Accredited Holder Status. At the time such Holder was offered the Securities, it was and, at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Holder is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Holder is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Holder has provided Issuer a duly completed and executed original of the Accredited Holder Questionnaire confirming that Holder is an “accredited investors.”

(iv)       Representations and Reliance. Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein to determine the applicability of such exemptions and the suitability of Holder to acquire the Securities. All information which Holder has provided to Issuer in the Accredited Holder Questionnaire concerning itself is true and accurate in all material respects, and if there should be any material change in such information, Holder will immediately provide Issuer with such information. Holder will promptly notify Issuer of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(v)       Restricted Securities. Holder understands that the Securities Holder is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder also acknowledges that Issuer was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such Holder understands Rule 144 is not currently available for the sale of the Securities and may not be so available as Company was a former “shell company” as defined in Rule 12b-2 under the Exchange Act.

(vi)       Transfer Restrictions; Legends. Holder understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon Issuer’s reliance upon the statements and representations made by Holder, and that the Securities must be held by Holder indefinitely, and that Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by Holder or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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(vii)       Public Market. Holder understands and acknowledges that the Issuer’s Common Stock recently commenced trading on NASDAQ Capital Market and it was previously quoted on the OTCQB (which market is very volatile), and Issuer has made no assurances that a broader or more active public trading market for its Common Stock will ever exist.

(viii)       No Transfer. Holder covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with Holder and other than in compliance with the applicable securities regulations laws of any state.

(ix)       Investment Experience. Holder acknowledges that Holder is able to bear the economic risk of Holder’s investment, including the complete loss thereof. Holder has a preexisting personal or business relationship with Issuer or one or more of its officers, directors or other persons in control of Issuer, and Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(x)       Financial Sophistication; Due Diligence. Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Note and the Credit Facility Agreement. Such Holder has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in Issuer’s SEC Documents. Further, Holder has had such opportunity to obtain additional information and to ask questions of, and receive answers from, Issuer, concerning the terms and conditions of the investment and the business and affairs of Issuer, as Holder considers necessary in order to form an investment decision.

(xi)       General Solicitation. Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that Holder was first contacted by Issuer or either of the agents, such Holder had a pre-existing and substantial relationship with Issuer or one of the agents. Holder will not issue any press release or other public statement with respect to the transactions contemplated by this Note and the Credit Facility Agreement without the prior written consent of Issuer. Other than to other parties to this Note and the Credit Facility Agreement, Holder has maintained and will continue to maintain the confidentiality of all disclosures made to Holder in connection with this transaction, including the existence and terms of this transaction.

(c)       No Investment, Tax or Legal Advice. Holder understands that nothing in the SEC Documents, this Note, or the Credit Facility Agreement, or any other materials presented to Holder in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(d)       Disclosure of Information. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Holder has reviewed the documents publicly filed by Issuer with the SEC and has read and understands the risk factors disclosed therein. Holder has received all of the information it considers necessary or appropriate for deciding whether to purchase the Securities. Holder is solely responsible for conducting its own due diligence investigation of Issuer.

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(e)       Placement Agent. Holder acknowledges and agrees that Issuer may retain registered broker-dealers as its placement agent (the “Selling Agent(s)”). In general, any agreements entered into with the Selling Agent(s) will be on a “best efforts” basis and the fees to be paid will be capped at seven percent (7%) of the subscription attributable to the Selling Agent(s).

(f)       Additional Acknowledgement. Holder acknowledges that it has independently evaluated the merits of the transactions contemplated by this Note and the Credit Facility Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. Holder acknowledges that, if it is a client of an investment advisor registered with the SEC, Holder has relied on such investment advisor in making its decision to purchase the Securities pursuant hereto.

6.       Events of Default. Upon the occurrence of any of the following events (“Event of Default”), Company shall be deemed to be in default hereunder:

(a)        failure by Company to pay when due any of the principal or accrued and unpaid interest hereunder or under the Security Agreement; or

(b)        Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (iii) makes an assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent, (v) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) becomes subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or has an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable, and Company shall immediately pay to Holder all such amounts. Holder shall, following and during the continuance of an Event of Default, also have any other rights which Holder may have pursuant to applicable law.

7.       Amendment and Waiver. Neither party may assign this Note nor any right or interest arising out of this Note, in whole or in part, without consent of the other party. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holder.

8.       Place of Payment. Payments of principal and interest and all notices and other communications to Holder hereunder or with respect hereto are to be delivered to Holder at the address identified in the Credit Facility Agreement or to such other address as specified by Holder by prior written notice to the Company, including any transferee of this Note.

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9.       Costs of Collection. In the event that Company fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, Company shall indemnify and hold harmless Holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, reasonable attorneys’ fees and expenses.

10.       Waivers. Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

11.       Mutilated, Destroyed, Lost and Stolen Note. In case this Note shall be mutilated, lost, stolen or destroyed, Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of a lost, stolen or destroyed Note, upon receipt of evidence satisfactory to Company of the loss, theft or destruction of such Note.

12.       Interest Savings Clause. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13.       Governing Law. THIS NOTE AND THE RIGHTS AND DUTIES OF COMPANY AND HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

14.       Prior Notes. Holder consents to all amendments and modifications made to the Original Note issued in connection with the LOC. In addition, Holder agrees that this Note amends, restates and supersedes in its entirety the Original Note; and that upon issuance of this Note, the Original Note shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Note.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note on August 31, 2020.

COMPANY:

Flux Power, Inc.

		By:	/s/ Ronald Dutt
Ronald Dutt, Chief Executive Officer

HOLDER:

[______________]

By:
Name:
Title:

Solely for purpose of Section 4 and Section 5
Flux Power Holdings, Inc.

By:	/s/ Ronald Dutt
Ronald Dutt, Chief Executive Officer

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